                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                        13-5266470
                                                        (I.R.S. Employer
                                                        Identification No.)

399 Park Avenue, New York, New York                     10043
(Address of principal executive offices)                (Zip Code)
                            _______________________

                           STEWART ENTERPRISES, INC.
              (Exact name of obligor as specified in its charter)

Louisiana                                               72-0693290
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana                                     70005
(Address of principal executive offices)                (Zip Code)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  GENERAL INFORMATION.
       Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Name                                     Address
       ----                                     -------
       Comptroller of the Currency              Washington, D.C.
       Federal Reserve Bank of New York         New York, NY
       Federal Deposit Insurance Corporation    Washington, D.C.

  (b) Whether it is authorized to exercise corporate trust powers.

       Yes.

Item 2.  AFFILIATIONS WITH OBLIGOR.
       If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

Item 16.    LIST OF EXHIBITS.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1996 - attached)

       Exhibit 8 -  Not applicable.

       Exhibit 9 -  Not applicable.

                               __________________


                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 10th day of October, 1996.



                                           CITIBANK, N.A.


                                        By:  /s/ Ronald L. Pierce
                                           ------------------------
                                           Ronald L. Pierce
                                           Vice President

                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                CITIBANK, N.A.
              of New York in the State of New York, at the close of business on June 30, 1996, published in response to call made by Comptroller of the Currency under Title 12, United States Code, Section 161, Charter
              Number 1461 Comptroller of the Currency Northeastern District.

                                    ASSETS

                                                                                               Thousands
                                                                                               of dollars

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ...................................... $     7,503,000
Interest-bearing balances .................................................................      11,133,000
Held-to-maturity securities ...............................................................               0
Available-for-sale securities .............................................................      19,790,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold ......................................................................       3,275,000
  Securities purchased under agreements to resell .........................................         289,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income .................................. 148,323,000
  LESS: Allowance for loan and lease losses .................................   4,426,000
  LESS: Allocated transfer risk reserve .....................................           0
                                                                              -----------
Loans and leases, net of unearned income, allowance, and reserve ..........................     143,897,000
Trading assets ............................................................................      25,876,000
Premises and fixed assets (including capitalized leases) ..................................       3,477,000
Other Real estate owned ...................................................................         757,000
Investments in unconsolidated subsidiaries and associated companies .......................       1,165,000
Customers' liability to this bank on acceptances outstanding ..............................       1,981,000
Intangible assets .........................................................................          59,000
Other assets ..............................................................................       7,733,000
                                                                                            ---------------
TOTAL ASSETS .............................................................................. $   226,935,000
                                                                                            ===============
                                  LIABILITIES

Deposits:
  In domestic offices ..................................................................... $    34,406,000
  Noninterest-bearing ....................................................... $11,994,000
  Interest-bearing ..........................................................  22,412,000
                                                                              -----------
In foreign offices, Edge and Agreement subsidiaries, and IBFs .............................     128,771,000
  Noninterest-bearing .......................................................   8,568,000
  Interest-bearing .......................................................... 120,203,000
                                                                              -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased .................................................................       1,687,000
  Securities sold under agreements to repurchase ..........................................         458,000
  Demand notes issued to the U.S. Treasury ................................................               0
Trading liabilities .......................................................................      16,538,000
Other borrowed money:
  With a remaining maturity of one year or less ...........................................       9,864,000
  With a remaining maturity of more than one year .........................................       4,695,000
Mortgage indebtedness and obligations under capitalized leases ............................         138,000
Bank's liability on acceptances executed and outstanding ..................................       2,033,000
Subordinated notes and debentures .........................................................       4,700,000
Other liabilities .........................................................................       8,230,000
                                                                                            ---------------
TOTAL LIABILITIES ......................................................................... $   211,520,000
                                                                                            ===============
Limited-life preferred stock and related surplus ..........................................               0
                                                                                            ===============

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus ............................................                0
Common stock .............................................................................          751,000
Surplus ..................................................................................        6,863,000
Undivided profits and capital reserves ...................................................        8,036,000
Net unrealized holding gains (losses) on available-for-sale securities ...................          343,000
Cumulative foreign currency translation adjustments ......................................         (578,000)
                                                                                            ---------------
TOTAL EQUITY CAPITAL .....................................................................  $    15,415,000
                                                                                            ===============
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL ......................  $   226,935,000
                                                                                            ===============

     I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                               ROGER W. TRUPIN

     We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                               PAUL J. COLLINS
                                                  JOHN S. REED
                                             WILLIAM R. RHODES
                                                     DIRECTORS